UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On September 3, 2013, PPL Corporation ("PPL" or the "Company") announced that on September 11, 2013 Executive Vice President and Chief Financial Officer, Paul A. Farr, will make a presentation and discuss the Company's corporate strategy and general business outlook with investors and financial analysts at the 2013 Barclays Capital CEO Energy/Power Conference.  At this conference, Mr. Farr is expected to reaffirm the Company's previously announced 2013 ongoing earnings forecast of $2.25 to $2.40 per share and 2013 reported earnings forecast of $2.33 to $2.48 per share (reflecting special items recorded through the second quarter of 2013).  A webcast of the presentation will be available for 30 days following the conference on PPL's Internet Web site:  www.pplweb.com.  In addition to this conference, representatives of PPL will be discussing the Company's business outlook with financial analysts and investors through October 1, 2013.  Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company's 2013 earnings forecast.

Furnished as Exhibit 99.1 are the slides to be used during Mr. Farr's presentation.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	PPL slide presentation to be used at the 2013 Barclays Capital CEO Energy/Power Conference on September 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  September 11, 2013